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                                                                    EXHIBIT 16.1



                         [BRINTON & MENDEZ LETTERHEAD]



Securities and Exchange Commission


Judiciary Plaza


450 Fifth Street, N.W.


Washington, D.C. 20649



                                                               November 20, 1996



Gentlemen:



     We have read the section entitled "Change in Accountants" included in this Registration Statement on Form S-1 of Summit Southeast Holding, Inc. and are in agreement with the statements contained therein, insofar as such statements relate to Brinton & Mendez.



                                          /s/  Brinton & Mendez


                                          Brinton & Mendez